EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Comverse Technology, Inc. of our report dated March 8, 2002, appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2002.


/s/ Deloitte & Touche LLP

New York, New York
March 21, 2003